Exhibit 10.23

AMENDMENT TO EMPLOYMENT AGREEMENT

between

PROTEOMEDIX AG, Wagistrasse 21 8952 Schlieren, Switzerland

(the “Employer”)

and

RALPH SCHIESS, Landenbergstrasse 11, 8037 Zurich, Switzerland

(the “Employee”)

PREAMBLE

The parties have entered into an employment agreement dated November 23, 2011 (the “Employment Agreement”) and a corresponding Confidentiality and Assignment Agreement dated November 23, 2011 (the “Assignment Agreement”). The parties have further concluded an amendment to the Employment Agreement dated October 16, 2020 (the Amendment No. 1”).

The Employer has asked. the Employee to reduce the Employee’s notice period in view of the Employer’s need for additional financing in order to secure. the Employer’s continued operations.

The parties wish, and. hereby mutually agree, to amend the Employment Agreement and the Amendment No. 1 as follows (this “Amendment No. 2”):

l. DURATION AND TERMINATION

Section 2.2. of the Employment Agreement and Section 1 of the Amendment No. 1 shall in their entirety be replaced by the following new wording:

“This Agreement may be terminated with notice (’‘Ordinary Termination”) in writing by either party, to be effective at the end of any calendar month, by respecting the following notice periods:

●	5 months’ notice effective as of April 1, 2021;

●	4 months’ notice effective as of May 1, 2021; and

●	3 months’ notice effective as of June 1, 2021 and thereafter.

However, during a Change of Control Period (as defined in Section 2.4.1 and as amended by the Amendment No. 1), the notice period shall be 12 months.

For the avoidance of doubt, the right of either party to terminate this Agreement ●without notice for cause within the meaning of Art. 337 er seq. Swiss Code of Obligations (CO: ’‘For Cause Termination” remains reserved.”

2. SPECIAL BONUS

In exchange for reducing the notice periods pursuant to Section 1 hereinbefore: the Employee shall be eligible to receive a special, one-time bonus in the form of employee stock options. The amount of employee stock options granted shall be 1 ’078. The options will be granted on the next regular bi-yearly grant date (July 1, 2021) and will fully vest on the grant date. Apart from the vesting the standard employee stock option terms apply according to the stock option plan regulation.

3. EFFECTIVENESS; FINAL PROVISIONS

This Amendment No. 2 shall become effective upon its mutual execution by both parties. Except as otherwise expressly provided by this Amendment No. 2, the terms and conditions of the Employment Agreement, the Assignment Agreement and the Amendment No. 1 shall remain unchanged and in full force and effect.

Any amendments to or modifications of this Amendment No. 2 are only valid if made in writing and signed by both parties.

This Amendment No. 2 shall in all respects by governed by substantive Swiss law.

* * * * *

Place and date		Place and date

ProteoMediX AG		Employee

/s/ Dr. Werner Schafer		/s/ Ralph Schiess
by:	Dr. Werner Schafer	Ralph Schiess

/s/ Harry Welten
by:	Harry Welten